NEWCOURT RECEIVABLES CORPORATION (Seller)

                    NEWCOURT CREDIT GROUP INC. (Servicer)

                            UNDERWRITING AGREEMENT
                               (STANDARD TERMS)

                                                     April 11, 1996

          First Union Capital Markets Corp.
          301 South College Street, TW-10
          Charlotte, North Carolina 28288-0610

          Ladies and Gentlemen:

                    Newcourt Receivables Corporation, a Delaware corporation (the "Seller"), proposes to cause the Newcourt Receivables Asset Trust (,the "Trust") to issue the asset backed notes designated in the applicable Terms Agreement (as hereinafter defined) (the "Notes"). The Notes will be issued pursuant to an indenture (the "In-denture") described in the applicable Terms Agreement among the Trust. Fleet National Bank, as collateral agent (the "Collateral Agent") and the trustee identified in the applicable Terms Agreement (the "Indenture Trust-ee") and will be secured pursuant to a Pooling, Collater-al Agency and Servicing Agreement (the "Pooling Agree-ment") described in the applicable Terms Agreement among the Seller, Newcourt Credit Group Inc., as servicer (the "Servicer"), the Collateral Agent and Chemical Bank Delaware, as issue trustee (the "Issuer Trustee"), as supplemented by the Series Supplement, dated the date specified in the applicable Terms Agreement, among the Seller, the Servicer, the Collateral Agent and the Issuer Trustee (the "Supplement"). The Series of Notes desig-nated in the applicable Terms Agreement will be sold in a public offering through the underwriters listed on Sched-ule I to the applicable Terms Agreement, one or more of which may act as representative of such underwriters (any underwriter through which Notes are sold shall be re-ferred to herein as an "Underwriter" or, collectively. all such Underwriters may be referred to as the "Under-writers", any representatives thereof may be referred to herein as a "Representative"). Notes of any Series sold to the Underwriters shall be sold pursuant to a Terms Agreement by and among the Seller, the Servicer and the Representative, a form of which is attached hereto as Exhibit A (a "Terms Agreement"), which incorporates by reference this Underwriting Agreement (the "Agreement", which may include the applicable Terms Agreement if the context so requires). The term "applicable Terms Agree-ment" means the Terms Agreement dated the date hereof.
          To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling Agreement. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Pooling Agreement, each capitalized term used or defined herein or in the applicable Terms Agreement shall relate only to the Series of Notes designated in the applicable Terms Agreement and no other Series of Asset Backed Notes issued by the Trust.

                    Section 1.  Representations and Warranties.
          Upon the execution of the applicable Terms Agreement, the Seller and the Servicer, represent and warrant to each Underwriter that:

                    (a) The Seller has prepared and filed with the Securities and Exchange Commission (the "Commis-sion") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (col-lectively, the "Securities Act"), a registration statement on Form S-3 (registration number 33-98378), including a form of prospectus, relating to the Notes. The registration statement, as amended, has been declared effective by the Commission, If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission. Such registration statement. as amended at the time it was declared effective by the Commis-sion, including all material Incorporated by refer-ence therein and including all information if any) deemed to be part of the registration statement at the time it was declared effective by the Commis-sion, is referred to in this Agreement as the "Reg-istration Statement". Copies of the Registration Statement, together with any post-effective amend-ments have been furnished to the Underwriters. The Seller proposes to file with the Commission pursuant to Rule 424 ("Rule 424") under the Securities Act a supplement (,the "Prospectus Supplement") to the form of prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently reversed and filed with the Commission pursuant to Rule 424 is hereinafter referred to as the "Basic Prospectus") relating to the Notes and the plan of distribution thereof. The Basic Pro-spectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the "Final Prospectus", Except to the extent that the Representative shall agree in writing to a modification, the Final Pro-spectus shall be in all substantial respects in the form furnished to the Underwriters prior to the execution of the relevant Terms Agreement. Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424 is hereinafter called a "Preliminary Final Prospectus";

                    (b) The Registration Statement, including such amendments thereto as may have been required on the date of the applicable Terms Agreement, relating to the Notes, has been filed with the Commission and such Registration Statement as amended has become effective. No stop order suspending the effective-ness of the Registration Statement has been issued and no proceeding for that purpose has been insti-tuted or, to the knowledge of the Seller or the Servicer, threatened by the Commission;

                    (c) The Registration Statement conforms, and any amendments or supplements thereto and the Final Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (,the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to the Final Prospectus and any supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that this representation and warranty shall not apply to (1) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualifi-cation (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) any Underwriters' Infor-mation (as defined in Section 10(b) hereof) con-tained therein. The Indenture conforms in all respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder

                    (d) The representations and warranties of the Seller in Sections 2.4 and 2.5 of the Pooling Agree-ment and Section 8 of the Supplement will be true and correct as of the Closing Date.

                    (e) The representations and warranties of the Servicer in Section 3.6 of the Pooling Agreement and
               Section 8 of the Supplement will be true and correct as of the Closing Date.

                    (f) The Servicer and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporate I on. are duly qualified to do business and are in good standing as foreign corporations in each jurisdic-tion in which their respective ownership or lease of property or the conduct of their respective busi-nesses requires such qualification, and have all power and authority necessary, to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority could not have, individually or in the aggregate. a mate-rial adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Servicer and its subsidiaries taken as a whole.

                    (g)  All the outstanding shares of capital
               stock of the Seller have been duly authorized and issued, are fully paid and nonassessable and, except to the extent set forth in the Registration State-ment, are owned by the Servicer directly or indi-rectly through one or more wholly-owned subsidiar-ies, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or trans-fer or any other claim of any third party.

                    (h) (i)   each of the Pooling Agreement and the
               Supplement, when duly executed by the Seller and the Servicer and delivered by such parties, will consti-tute a valid and binding agreement of the Seller and the Servicer enforceable against them in accordance with its terms; (ii) the Indenture. when duly exe-cuted by the Issuer Trustee and delivered by the Issuer Trustee, will constitute a valid and binding agreement if the trust enforceable against the Trust in accordance with its terms; (iii) the Notes, when duly executed. authenticated, issued and delivered as provided in the Indenture. will be duly and validly issued and outstanding and constitute valid and binding obligations of the Trust entitled to the benefits of the Indenture and enforceable in accor-dance with its terms and (iv) the Indenture, the Pooling Agreement, the Supplement (collectively, the "Transaction Agreements") and the Notes conform to the descriptions thereof contained in the Final Prospectus.

                    (i) The execution, delivery and performance of this Agreement, the Transaction Agreements to which the Servicer or its subsidiary, as the case may be, is a party and the issuance and sale of the Notes, the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Servicer or any of its subsidiaries is a party or by which the Servicer or any of its subsidiaries is bound or to which any of the property or assets of the Servicer or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Servicer OF any of its subsidiaries or any statute or any order, rule or regulation of an, court or governmen-tal agency or body having jurisdiction over the Servicer or any of its subsidiaries or any of their properties or assets, and except for the registra-tion of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, such consents, approvals, authoriza-tions, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters and the filing of any financing statements required to perfect the Trust's interest in the Trust Assets, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agree-ment or the Transaction Agreements. the issuance and sale of the Notes and the consummation of the trans-actions contemplated hereby and thereby.

                    (j) There are no contracts or other documents which are required to be described in the Final Prospectus or filed as exhibits to the Registration Statement by the Securities Act and which have not been so described or filed.

                    (k)  There are no legal or governmental pro-
               ceedings pending to which the Servicer or any of its subsidiaries is a party or of which any property or assets of the Servicer or any of its subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Servicer or any of its subsidiaries, are reasonably likely to have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Servicer and its subsidiaries taken as a whole, and to the best of the Servicer's knowl-edge, no such proceedings are threatened or contem-plated by government authorities or threatened by others.

                    (l) Neither the Servicer nor any of its sub-sidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any materi-al indenture, mortgage, deed of trust. loan agree-ment or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except any violation or default that could not have a material adverse effect on the condition (finan-cial or otherwise), results of operations, business or prospects of the Servicer and its subsidiaries taken as a whole.

                    (m) Each of this Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by, each of the Seller and the Servicer, and

                    (n)  Neither the Trust nor the Seller is re-
               quired to be registered under the Investment Company Act of 1940, as amended.

                    Section 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the covenants, representations and herein set forth, the Seller agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Seller, the principal amount of Notes set forth opposite such Underwriter's name in Schedule I to the applicable Term Agreement, The purchase price for the Notes shall be as set forth in the applicable Terms Agreement.

                    Section 3.  Delivery and Payment.  Unless
          otherwise provided in the applicable Terms Agreement, payment for the Notes shall be made to the Seller or to its transfer of same day funds at the office of Simpson Thacher & Bartlett in New York, New York at 10:00 A.M., New York City time, on the Closing Date (as hereinafter defined) specified in the Terms Agreement, or at such other title on the same or such other date as the Repre-sentative and the Seller may agree upon. The time and date of such payment for the Notes as specified in the applicable Terms Agreement are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permit-ted or required to be closed in New York City.

                    Unless otherwise provided in the applicable
          Terms Agreement, payment for the Notes shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Notes regis-tered in the name of Cede & Co. as nominee of The Deposi-tory Trust Company and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date. The Seller shall make the Notes available for inspection by, the Representative in New York, New York not later than one full Business Day prior to the Closing Date.

                    Section 4.  Offering by Underwriters.  It is
          understood that the several Underwriters propose to offer the Notes for sale to the public, which may include selected dealers, as set forth in the Final Prospectus.

                    Section 5.  Covenants of  the  Seller.  The
          Seller covenants and agrees with the Underwriters that upon the execution of the applicable Terms Agree-ment:

                    (a)  Immediately following the execution of
               such applicable Terms Agreement, the Seller will prepare a Prospectus Supplement setting forth the amount of Notes covered thereby and the terms there-of not otherwise specified in the Basic Prospectus, the price at which such Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Seller deems appropriate. The Seller will file such Prospectus Supplement with the Commission pursuant to Rule 424 within the time prescribed therein and will provide evidence satis-factory, to the Representative of such timely filing.

                    (b) During the period that a prospectus relat-ing to the Notes is required to be delivered under the Securities Act in connection with sales of such Notes (such period being, hereinafter sometimes referred to as the "prospectus delivery period"), before filing any amendment or supplement to the Registration Statement or the Final Prospectus, the Seller will furnish to the Representative a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supple-ment to which the Representative reasonably objects.

                    (c) During the prospectus delivery period, the Seller will advise the Representative promptly, after it receives notice thereof, (i) when any amendment to the Registration Statement shall have become effective; (ii) of any request by the Commis-sion for any amendment or supplier to the Registra-tion Statement of the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effec-tiveness of the Registration Statement or the initi-ation or threatening of any proceeding for that purpose. (iv) of the issuance by the Commission of any order preventing or suspending the use of any Preliminary Final Prospectus or Final Prospectus or the initiation or threatening of any proceedings for that purpose and (v) of any notification with re-spect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such Purpose and will use its best efforts to prevent the issuance of any such stop order or suspension and, if any is issued, will promptly use its best efforts to obtain the withdrawal thereof.

                    (d)  If, at any time during the prospectus
               delivery period, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not mis-leading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Securities Act, the Seller promptly A,Ill prepare and file with the Commission, an amendment or a supplement which will correct such statement or omission or effect such compliance.

                    (e)  The Seller will endeavor to qualify the
               Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Represen-tative shall reasonably request and will continue such qualification in effect so tone, as reasonably required for distribution of the Notes, provided, however, that the Seller shall not be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified, and provided, further, that the Seller shall not be required to file a general consent to service of process in any jurisdiction.

                    (f) The Seller will famish to the Representa-tive, without charge, two copies of the Registration Statement (including exhibits thereto), one of which will be signed, and to each Underwriter conformed copies of the Registration Statement (without exhib-its thereto) and, during the prospectus delivery period, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supple-ment thereto as the Underwriters may reasonably request.

                    (g) For a period from the date of this Agree-ment until the retirement of the Notes, or until such time as the Underwriters shall cease to main-tain a secondary market in the Notes, whichever first occurs. the Seller will deliver to the Under-writers (i) the annual statements of compliance,
               (ii) the annual independent certified public accountants' reports furnished to the Issuer Trustee and the Indenture Trustee (collectively, the "Trust-ees"), (iii) all documents required to be distribut-ed to Noteholders of the Trust and (iv) all docu-ments filed with the Commission pursuant to the Exchange Act or any order of the Commission thereun-der, in each case as provided to the Trustees or filed with the Commission, as soon as such state-ments and reports are finished as soon thereafter as practicable.

                    (h)  To the extent, if any, that the rating
               provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions,

                    (i)  The Seller will cause the Trust to make
               generally available to Noteholders and to the Repre-sentative as soon as practicable an earnings state-ment covering, a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registra-tion Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

                    (j)  For a period of 90 days from the date
               hereof, the Seller will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any securities collat-eralized by, or evidencing an ownership interest in, any asset-backed securities of the Seller or the Trust (other than the Notes purchased hereunder) without the prior written consent of the Underwriters.

                    (k) Without First Union Capital Market Corp.'s prior written consent, the Seller will not, and the Servicer will not cause the Seller to, offer and sell the securities registered under the Securities Act on the registration statement on Form S-3 (reg-istration number 33-98378).

                    Section 6.  Conditions to the Obligations of
          the Underwriters. The respective obligations of the several Underwriters hereunder are subject to the accura-cy, when made and on the Closing Date, of the representa-tions and warranties of the Seller and the Servicer contained herein, to the accuracy of the statements of the Seller and the Servicer made in any certificates pursuant to the provisions hereof, to the performance by the Seller and the Servicer of their respective obliga-tions hereunder and under the applicable Terms Agreement and to each of the following additional terms and conditions.

                    (a) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424 in the manner and within the applicable time period pre-scribed for such filing by the rules and regulations of the Commission under the Securities Act and in accordance with Section 5(a) of this Agreement: and. prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for such purpose shall have been initi-ated or threatened by the Commission, and all re-quests for additional information from the Commis-sion with respect to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

                    (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, Transaction Agreements, the Notes, the Registration Statement, the Prelimi-nary Final Prospectus and the Final Prospectus, and all other legal matters relating to such agreements and the transactions contemplated hereby and there-by, shall be reasonably satisfactory In all material respects to counsel for the Underwriters, and the Seller shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                    (c) Skadden, Arps, Slate, Meagher & Flom shall have furnished to the Representative their written opinion, as U.S. counsel to the Seller and the Servicer, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

                    (d) John Stevenson shall have furnished to the Representative his written opinion, as Secreta to the Servicer, addressed to the Underwriters and dated the Closing Date, in form and substance rea-sonable satisfactory to the Underwriters.

                    (e)  Skadden, Arps., Slate, Meagher & Flom
               shall have furnished to the Representative their written opinion, as U.S. counsel to the Seller and the Servicer, addressed to the Underwriters and dated the Closing Date, in form and substance rea-sonably satisfactory to the Underwriters, with respect to the characterization of the transfer of the Assets by the Financing Originators to the Seller pursuant to the Purchase Agreement as a sale and the non-consolidation of the Newcourt USA and the Seller.

                    (f)  The Representative shall have received
               from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may require, and the Seller shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

                    (g) Pryor, Cashman, Sherman & Flynn shall have furnished to the Representative their written opin-ion, as counsel to the Issuer Trustee, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Under-writers.

                    (h) Day, Berry & Howard shall have furnished to the Representative their written opinion. as counsel to the Indenture Trustee, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwrit-ers.

                    (i) Each of the Seller and the Servicer shall have furnished to the Representative a certificate, dated the Closing Date, of any of its Chairman of the Board, President or Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statement and the Final Prospectus, (ii) the Final Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstanc-es under which they are made, not misleading, (iii) the representations and warranties of the Servicer or the Seller, as the case may be, contained in this Agreement, the Purchase Agreement and the Transac-tion Agreements are true and correct In all material respects on and as of the Closing Date, (iv) the Servicer or the Seller, as the case may be, has compiled in all material respects with all agree-ments and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and is outstanding and no proceedings for that purpose have been instituted and not terminated or, to the best of his or her knowledge, are contem-plated by the Commission, and (vi) since the date of its most recent financial statements, there has been no material adverse change in the financial position or results of operations of the Servicer or the Seller, as applicable, or the Trust or any change, or any development including a prospective change, in or affecting the condition (financial or other-wise), results of operations or business of the Servicer, the Seller or the Trust except as set forth in or contemplated by the Registration State-ment and the Final Prospectus.

                    (j) Subsequent to the date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Seller or the Servicer which materially impairs the investment quality of the Notes (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction or trad-ing in securities of the Seller or the Servicer on any exchange or in the over-the-counter market shall have been suspended or (iii) a general moratorium on commercial banking activities shall have been de-clared by Federal or New York State authorities or
               (iv) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or such a material adverse change in general economic, political or financial condi-tions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Repre-sentative, impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Final Prospectus.

                    (k)  With respect to the letter of Ernst &
               Young LLP, delivered to the Underwriters concurrent-ly with the execution of the applicable Terms Agree-ment (the "initial letter"), the Seller shall have furnished to the Underwriters a letter (the "bringdown letter") of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accoun-tants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or with respect to matters involving changes or devel-opments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than five days prior to the date of such bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its initial letter and (iii) confirming in all material respects the conclusions and findings set forth in Its initial letter

                    (l)  The Underwriters shall receive evidence
               satisfactory to them that, on or before the Closing Date, financing, statements have been or are being filed in each office in each jurisdiction in which such financing statements are required to perfect the first priority security interests created by the Pooling Agreement reflecting the interest of the Collateral Agent in the Receivables and the proceeds thereof.

                    (m) Subsequent to the execution and delivery of this Agreement and the applicable Terms Agree-ment, (i) no downgrading shall have occurred In the rating accorded the Notes or any of the Seller's other debt securities by, any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possi-ble upgrading), its rating of the Notes or any of the Seller's other debt securities.

                    (n) The Trust Certificate shall have been duly authenticated by the Issuer Trustee in accordance with the Pooling Agreement and delivered and paid for in accordance with the Pooling Agreement.

                    All opinions, letters, evidence and certifi-cates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                    Section 7.  Termination.  The obligations of
          the Underwriters hereunder may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Seller and the Servicer prior to delivery of and payment for the Notes, if, prior to that time, any of the events described in Section 6(i) or Section 6(m) shall have occurred.

                    Section 8. Defaulting Underwriters. (a) If, on the Closing Date, any Underwriter or Underwriters default in the performance of its or their obligations under this Agreement, the Representative may make ar-rangements for the purchase of such Notes by other per-sons satisfactory to the Seller and the Representative, including any of the Underwriters, but if no such ar-rangements are made by the Closing Date, then each re-maining non-defaulting Underwriter shall be severally obligated to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I to the Term Agreement bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining, non-defaulting Underwriters in Schedule I to the Term Agreement; provided, however, that the remaining non-defaulting Underwriter shall not be obligated to purchase any of the Notes on the Closing Date if the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the aggregate prin-cipal amount of the Notes to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase in total more than 110% of the principal amount of the Notes which it agreed to purchase on the Closing Date pursuant to the terms of
          Section 2. If the foregoing maximums are exceeded and the remaining Underwriters or other underwriters satis-factory to the Representative and the Seller do not elect to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agree-ment shall terminate without liability on the part of any non-defaulting Underwriter or the Seller, except that the provisions of Sections 9 and 13 shall not terminate and shall remain in effect. As used In this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule I to the Terms Agreement who, pursuant to this Section 8, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

                    (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If other Underwriters are obligated or agree to purchase the Notes of a defaulting Underwriter, either the Representative or the Seller may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Seller or counsel for the Underwriters may be necessary in the Registration Statement, the Final Prospectus or in any other document or arrangement, and the Seller agrees to file promptly any amendment or supplement to the Registration Statement or the Final Prospectus that effects any such changes.

                    Section 9.  Reimbursement of Underwriters'
          Expenses. If (i) the Seller shall fail to tender the Notes for delivery to the Underwriters for any reason permitted under this Agreement or (ii) the Underwriters shall decline to purchase the Notes for any reason per-mitted under this Agreement, the Seller shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Seller shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Seller shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                    Section 10.  Indemnification.  (a)  The
          Servicer and the Seller shall, jointly and severally, indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively referred to for the purposes of this Section 10 as the Underwriter) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, lia-bility or action arises out of or is based upon (ii) any untrue statement or alleged untrue statement of a materi-al fact contained in the Registration Statement as origi-nally filed or in any amendment thereof or supplement thereto, or in any Preliminary Final Prospectus or the Final Prospectus or in any amendment thereof or supple-ment thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter for any legal or other expenses reasonable incurred by that Underwriter directly in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Servicer nor the Seller shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement as filed or in an amendment thereof or supplement thereto, or in any Preliminary Final Prospectus or the Final Prospectus or in any amendment thereof or supplement thereto in reli-ance upon and in conformity with the Underwriters' Infor-mation.

                    (b) Each Underwriter, severally and not joint-ly, shall indemnify and hold harmless the Seller, each of its directors, each officer of the Seller who signed the Registration Statement and each person. if any, who controls the Seller within the meaning of the Securities Act (collectively referred to for the purposes of this Section 10 as the Seller), against any loss, claim, damage or liability, joint or several. or any action in respect thereof, to which the Seller may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registra-tion Statement as originally filed or in any amendment thereof or supplement thereto, or in any Preliminary Final Prospectus or the Final Prospectus or in any amend-ment thereof or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement omission or alleged omission was made in reli-ance upon and in conformity with the written information furnished to the Seller through the Representative by or on behalf of such Underwriter specifically for use there-in (the "Underwriters' Information"), and shall reimburse the Seller for any legal or other expenses reasonably incurred by the Seller in connection with Investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage or liability (or any action in respect thereof) as such expenses are incurred.

                    (c) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the com-mencement of that action; provided, however, that the failure to notify the indemnifying party shall not re-lieve it from any liability which it may have under this
          Section 10 except to the extent it has been materially prejudiced by such failure, and, provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reason-ably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently Incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and the other Underwriters (and their respective controlling persons who may be subject to liability arising out of any claim In respect of which indemnity may be sought under this Section 10) if, in the reasonable judgment of the Representative, it is advisable for the Representa-tive and the other Underwriters and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Seller and the Servicer. Each indemnified party, as a condition of the indemnity agree-ments contained In Sections 10(a) and 10(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or lia-bility by reason of such settlement or judgment.

                    The obligations of the Servicer, the Seller and the Underwriters in this Section 10 are in addition to any other liability which the Servicer, the Seller or the Underwriters, as the case may be, may otherwise have.

                    Section 11. Contribution. If the indemnifica-tion provided for in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under
          Section 10(a) or (b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contrib-ute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liabili-ty, or any action In respect thereof, (i) in such propor-tion as shall be appropriate to reflect the relative benefits received by the Servicer and the Seller on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Servicer and the Seller on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or any action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Servicer and the Seller on the one hand and the Under-writers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased hereun-der (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased hereunder, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue state-ment of a material fact or the omission or alleged omis-sion to state a material fact relates to information supplied by the Servicer or the Seller on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Servicer, the Seller and the Underwrit-ers agree that it could not be just and equitable if contributions pursuant to this Section 11 were to be determined by pro rata allocation (even if the Underwrit-ers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party, as a result of the loss, claim, damage or liability referred to above in this Section 11 shall be deemed to include, for purposes of this Section 11, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim of any action. Notwithstanding the provisions of this
          Section 11, no Underwriter shall be required to contrib-ute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distrib-uted to the public were offered to the public less the amount of any damages which such Underwriter has other-wise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omis-sion. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
          Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to indemnify and contribute as provided in this Section 11 are several in proportion to their respective underwriting obligations and not joint.

                    Section 12.  Persons Entitled to Benefit of
          Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Seller, the Servicer and their respective successors. Nothing ex-pressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corpora-tion, other than the Underwriters, the Seller and the Servicer and their respective successors and the control-ling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representa-tives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                    Section 13.  Expenses.  The Seller and the
          Servicer, jointly and severally, agrees with the Under-writers to pay (i) the costs incident to the authoriza-tion, issuance, sale., preparation and delivery of the Notes and any taxes payable in that connection, (ii) the costs, incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Final Prospectus and the Final Prospec-tus, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (v) the fees and ex-penses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5(c) and of preparing, printing and distributing Blue Sky Memoranda and Local Investment Surveys (including the related reasonable and documented fees and expenses of counsel to the Underwriters); (vi) any fees charged by rating agencies for rating the Notes; (vii) all fees and expenses of the Issuer Trustee and the Indenture Trustee and their respective counsel, (viii) any transfer taxes payable in connection with its sale of the Notes, pursu-ant to this Agreement; and (ix) all other costs and expenses incident to the performance of the obligations of the Seller and the Servicer under this Agreement, provided that, except as otherwise provided in this
          Section 13, the Underwriters shall pay their own costs and expenses, including, the costs and expenses of their counsel and the expenses of advertising any offering of the Notes made by the Underwriters.

                    Section 14. Survival. The respective indemni-ties, rights of contribution, representations, warranties and agreements of the Seller, the Servicer and the Under-writers contained in this Agreement or made by or on their behalf, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

                    Section 15. Notices. All communication here-under shall be in writing and, if sent to the Underwrit-ers will be mailed, delivered or telecopied and confirmed to them at First Union Capital Markets Corp., Asset Securitization Division, 301 South College Street, TW-10, Charlotte, North Carolina, 28288-0610, Telecopy Number:
          (704) 374-3254; provided, however, that any notice to an Underwriter pursuant to Section 9(c) shall be delivered or sent by mail, delivery or telecopy to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request, if sent to the Seller, will be mailed. delivered or telecopied and confirmed to them at the address of the Seller set forth in the Registration Statement, Atten-tion: Chief Financial Officer; and (iii) if sent to the Servicer, will be mailed, delivered or telecopied and confirmed to them at the address of the Servicer set forth in the Registration Statement, Attention: Vice President and Treasurer. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Seller and the Servicer shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Under-writers by the Representative.

                    Section 16.  Governing Law.  This Agreement
          shall be governed by and construed in accordance with the laws of the State of New York.

                    Section 17.  Submission to Jurisdiction, Ap-
          pointment of Agent for Service, Currency Indemnity. (a) To the fullest extent permitted by applicable law, each of the Seller and the Servicer irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement or any Terms Agreement, and irrevocably agrees that all claims In respect of such suit or proceeding may be determined in any such court. Each of the Seller and the Servicer hereby irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each of the Seller and the Servicer hereby irrevocably designates and appoints CT Corporation (the "Process Agent"), as its authorized agent upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of CT Corporation as such authorized agent shall become effective immediately without any further action on the part of the Seller or the Servicer. Each of the Seller and the Servicer represents to each Underwrit-er that it has notified the Process Agent of such decli-nation and appointment and that the Process Agent has accepted the same in writing. Each of the Seller and the Servicer hereby irrevocably authorizes and directs the Process Agent to accept such service. Each of the Seller and the Servicer further agrees that service of process upon the Process Agent and written notice of said service to the Seller or the Servicer, as the case may be, mailed by first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Seller or the Servicer, as the case may be, in any such suit or pro-ceeding. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law. Each of the Seller and the Servicer agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdiction, suit on the judg-ment or in any other lawful manner.

                    (b)  The obligation of the parties to make
          payments hereunder is in U.S. dollars (U.S. dollars and such other currencies referred to above being, called the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender offer pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realiza-tion in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable here-under, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and Independent cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Obli-gation Currency expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Agreement or the applicable Terms Agreement.

                    Section 18.  Counterparts.  This Agreement may
          be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counter-parts shall together constitute one and the same instrument.

                    Section 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                    Section 20.  Effectiveness.  This Agreement
          shall become effective upon execution and delivery of the applicable Terms Agreement.

                    If you are in agreement with the foregoing, please sign the counterpart hereof and return it to the Seller, whereupon this letter and your acceptance shall become a binding agreement among the Seller, the Servicer and the several Underwriters.

                                   Very truly yours,

                                   NEWCOURT RECEIVABLES CORPORATION

                                   By: /s/ Daniel A. Jauernig
                                       ______________________________________
                                       Name:
                                       Title:

                                   NEWCOURT CREDIT GROUP INC.

                                   By: /s/ Daniel A. Jauernig
                                       ______________________________________
                                       Name:
                                       Title:

          The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

          FIRST UNION CAPITAL MARKETS CORP.

          By: /s/ Christopher R. Snyder
              _________________________________
             Name:
             Title:


                                                          Exhibit A

                           Form of Terms Agreement

                       NEWCOURT RECEIVABLES ASSET TRUST

                 CLASS A ___% ASSET BACKED NOTES, SERIES ____

                               TERMS AGREEMENT

                                         Dated:  _________ __, ____

          To:                 ______________________________.

          Re:                 Underwriting Agreement dated

          Series Designation: Series ___________

          Underwriters:       The Underwriters named on Schedule I
                              attached hereto are the "Underwrit-
                              ers" for the purpose of this Agree-
                              ment and for the purposes of the
                              above referenced Underwriting Agree-
                              ment as such Underwriting Agreement
                              is incorporated herein and made a
                              pari hereof,

          Indenture Trustee:  _____________________________________

          Terms of the Notes:

          Distribution Dates: The ____ calendar day of each month,
                              commencing ________ __, ____.

          Note Ratings:       ____ by Standard & Poor's Rating Group
                              ____ by Moody's Investors Service Inc.

          Credit Enhancement
          Provider:           _____________________________________

          Supplement:         _____________________________________

          Purchase Price:     _____________________________________

          Underwriting Commissions,
          Concessions and Discounts:
                              _____________________________________

          Closing Date:       _________ __, ____, ____ ____
                              [a.m./p.m.], [New York] Time

          Location of Closing:
                              _____________________________________

          Payment for the
          Notes:              [Wire transfer of same day funds]

          Blue Sky Fees:      [Up to $_________]

          Opinion Modifications:
                              [None] [Specify]

          Other securities being,
          offered concurrently:
                              [None] [Specify]

          Other Modifications
          to the Underwriting
          Agreement:          [None] [Specify]

                    The Underwriters agree, severally and not Jointly, subject to the terms and provisions of the above referenced Underwriting Agreement which is incorporated herein in its entirety and made a part hereof, to pur-chase the respective principal amounts of the above referenced Series of Notes set forth opposite their names on Schedule I hereto

                                   [Representative]
                                   As Representative of the Under-
                                   writers named in
                                   Schedule I hereto

                                   By:_____________________________________
                                      Name:
                                      Title:

                                   Accepted:

                                   Newcourt Receivables Corporation

                                   By:______________________________________
                                      Name:
                                      Title:

                                   Newco Credit Group Inc.

                                   By:______________________________________
                                      Name:
                                      Title:

                                   Newcourt Receivables Asset Trust

                                   By:______________________________________
                                      Name:
                                      Title:


                                  SCHEDULE I

                                 UNDERWRITERS

          $_______ Principal Amount of Class A _____% Asset Backed Notes, Series ____

                                                   Principal Amount

          [Representative]

          [Other Underwriters]